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                                                                   Exhibit 23.2
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
On Stage Entertainment, Inc.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 4, 1997, except for notes 1, 3, 5 and 9 which are as of March 26, 1997, relating to the financial statements of On Stage Entertainment, Inc., which are contained in that Prospectus.

   We also consent to the reference to us under the caption "Experts" in the
                                          Prospectus.


                                          /s/ BDO Seidman, LLP
                                          -------------------------------------

                                            BDO SEIDMAN, LLP



Los Angeles, California
August 5, 1997